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                                  EXHIBIT 99.1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of Common Stock of Macrovision Corporation, and further agree to the filing of this agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on
Schedule 13G.

Dated as of February 9, 2000

                                         Victor Company of Japan, Limited

                                          By:  /s/ Nobuo Watanabe
                                             -----------------------------------
                                               Nobuo Watanabe,
                                               General Manager, Business Affairs
                                               Department


                                         JVC Entertainment, Inc.

                                          By:  /s/ Munetsugu Shinohara
                                             ----------------------------------
                                               Munetsugu Shinohara
                                               Secretary & Treasurer


                                         Pacific Media Development, Inc.

                                          By:  /s/ Nobuo Watanabe
                                             ----------------------------------
                                               Nobuo Watanabe,
                                               President